UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2025

AirJoule Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On May 20, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of AirJoule Technologies Corporation (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025 and notified BDO USA, P.C. (“BDO”) of its dismissal as the Company’s independent registered public accounting firm, effective as of May 20, 2025.

BDO’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through May 20, 2025, the date of BDO’s dismissal, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K (“Regulation S-K”), between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such years.

There were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, during either of the fiscal years ended December 31, 2024 or December 31, 2023, and the subsequent interim period through the date of dismissal, except that the Company identified a material weakness in its internal control over financial reporting which pertains to internal controls over complex accounting issues, including the application of the reverse recapitalization accounting for the Company’s business combination and the variable interest entity accounting for the Company’s interest in AirJoule, LLC. As disclosed in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), the Company remediated this material weakness as of December 31, 2024 through the implementation of remediation steps that improved the Company’s disclosure controls and procedures and its internal control over financial reporting. Please refer to the disclosure contained in Item 9A, Controls and Procedures of the 2024 Form 10-K for additional information regarding such remediation.

The Audit Committee discussed with BDO the reportable event described above, and the Company has authorized BDO to respond fully to the inquiries of Deloitte concerning this reportable event.

The Company provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated May 22, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

As described above, on May 20, 2025, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to execution of an engagement letter following the completion of Deloitte’s customary client acceptance procedures.

During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through May 20, 2025, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report, nor oral advice, was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from BDO USA, P.C., dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRJOULE Technologies Corporation

Date: May 27, 2025	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer